SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2007

DOVER MOTORSPORTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway, Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 674-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreements.

At its regularly scheduled meeting held on January 3, 2007, the following resolutions were adopted by the Compensation and Stock Incentive Committee of the Board of Directors of the registrant:

“RESOLVED, that the following salary changes are being made for executive officers of the Company for fiscal year 2007 and shall be effective January 1, 2007:

Executive Officer	Title	Annual Salary
Patrick J. Bagley	Senior Vice President-Finance & CFO	$235,000
Klaus M. Belohoubek	Senior Vice President-General Counsel & Secretary	$172,000
Thomas G. Wintermantel	Treasurer and Assistant Secretary	$178,000

RESOLVED, that, effective as of January 1, 2007, the salary for the Chief Executive Officer of the Company shall remain $250,000 per annum and the determination of a discretionary annual incentive for fiscal year ending 2007 will be dependent upon an overall favorable evaluation of the Chief Executive Officer’s performance and be calculated as five percent of the year over year increase in the Company’s pre-tax earnings less $100,000, as determined by this Committee in its sole discretion.

RESOLVED, that a special discretionary incentive for fiscal year 2007 recommended by the Executive Committee for the Company’s five Section 16(b) executive officers and for five additional officers of the Company and its various subsidiaries, pursuant to which each may be entitled to receive a cash incentive up to $15,000 based upon the attainment by the Company of certain financial metrics, is hereby adopted and approved.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: January 8, 2007